Exhibit 99.(j)(ii)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statements of Additional Information of SunAmerica Specialty Series (the “Registrant”) under the heading “Additional Information — Legal Counsel,” included as part of Post-Effective Amendment No. 65 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-111662 and 811-21482).

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York
February 27, 2019